Exhibit 99.2

Cycurion Inc. Regains Compliance with Nasdaq Listing Requirements

MCLEAN, Va., Aug. 21, 2025 — Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”) today announced that the Company has received formal notification on August 19, 2025 from the Nasdaq Stock Market (“Nasdaq”) determining that the Company complies with Nasdaq Listing Rule 5450(b)(1)(A), which requires a minimum of $10,000,000 in stockholders’ equity (“Equity Rule”), based on the Company’s Form 10-Q for the period ended June 30, 2025, evidencing stockholders’ equity of $10,448,853. Reference is made to the April 11, 2025 Nasdaq notification for failure to maintain a minimum market value of listed securities of $50,000,000 over the previous 30 consecutive business days as set forth in Listing Rule 5450(b)(2)(A) (“MVLS Rule”). As the Company is now in compliance with the Equity Rule, Nasdaq notified the Company that the matter regarding the MVLS Rule is now closed.

On August 20, 2025, the Company has received formal notification from Nasdaq, determining that for the last 10 consecutive business days, from August 5, 2025 to August 18, 2025, the Company’s market value of publicly held shares (“MVPHS”) has been $5,000,000 or greater set forth in Nasdaq Listing Rule 5450(b)(1)(C) (“MVPHS Rule”), and that the Company has regained compliance with the MVPHS Rule.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, Cloudburst Security, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future.

More info: www.cycurion.com

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-1 and in its Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in those filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Investor Relations Contact: Cycurion Investor Relations

ir@cycurion.com

(888) 341-6680

Media Relations Contact: Cycurion Communications

media@cycurion.com

(888) 341-6680